UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010 (June 7, 2010)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2010, Owens & Minor, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) dated as of June 7, 2010 by and among Owens & Minor Distribution, Inc. and Owens & Minor Medical, Inc. (as Borrowers), the Company and certain of its domestic subsidiaries (as Guarantors), Bank of America, N.A. (as Administrative Agent), Wells Fargo Bank, N.A. (as Syndication Agent) and a syndication of banks specified in the Credit Agreement. The Credit Agreement replaces the Company’s existing $306 million credit agreement set to expire on May 3, 2011. The Credit Agreement contains the following principal terms, among others:

•	Aggregate lender commitments for $350 million in revolving credit

•	Three-year term with ability to request two one-year extensions (subject to lender approval)

•	Ability to request increase in aggregate commitments by up to $150 million (subject to lender approval)

•	Interest rate pricing grid based on debt to EBITDA ratio

•	Standard financial and other covenants, including debt to EBITDA and EBITDA to interest ratio requirements

The form of the Credit Agreement, including all of its terms and conditions, is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1 Form of Credit Agreement dated as of June 7, 2010 by and among Owens & Minor Distribution, Inc. and Owens & Minor Medical, Inc. (as Borrowers), Owens & Minor, Inc. and certain of its domestic subsidiaries (as Guarantors), Bank of America, N.A. (as Administrative Agent), Wells Fargo Bank, N.A. (as Syndication Agent) and a syndication of banks as specified on the signature pages hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: June 10, 2010	By:	/S/ GRACE R. DEN HARTOG
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

4.1	Form of Credit Agreement dated as of June 7, 2010 by and among Owens & Minor Distribution, Inc. and Owens & Minor Medical, Inc. (as Borrowers), Owens & Minor, Inc. and certain of its domestic subsidiaries (as Guarantors), Bank of America, N.A. (as Administrative Agent), Wells Fargo Bank, N.A. (as Syndication Agent) and a syndication of banks as specified on the signature pages hereof.